UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2018
 ______________________________________________________________________________
DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
 ______________________________________________________________________________

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

DXC Technology Company (“DXC” or the "Company") is filing this Current Report on Form 8-K ("Current Report") to recast certain financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the "Fiscal 2018 10-K"), which was filed with the Securities and Exchange Commission (the "SEC") on May 29, 2018, to reflect the separation of the Company's U.S. Public Sector business ("USPS") and the retrospective application of certain accounting standard updates that were adopted by the Company during the first quarter of fiscal 2019.

As previously disclosed, on May 31, 2018, the Company completed the separation of USPS (the “Separation”) and the combination of USPS with Vencore Holding Corp. and KeyPoint Government Solutions to form Perspecta Inc., an independent public company. As a result of the Separation, USPS is accounted for as a discontinued operation in Exhibit 99.1 to this Current Report.

The Company also adopted certain accounting standard updates that require retrospective application effective April 1, 2018. The Company adopted Accounting Standards Update 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” ("ASU 2017-07"), Accounting Standards Update 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)” ("ASU 2016-15") and ASU 2016-18 “Statement of Cash Flows (Topic 230): Restricted Cash (A Consensus of the FASB Emerging Issues Task Force" ("ASU 2016-18").

ASU 2017-07 is intended to improve the presentation of net periodic pension cost and net periodic post-retirement benefit cost in an entity's financial statements by requiring the service cost component be disaggregated from other components of net benefit costs and presented in the same line item or items as other compensation costs for the employees. Additionally, only the service cost component of net benefit cost is eligible for capitalization when applicable. The presentation aspect of ASU 2017-07 must be applied retrospectively and the capitalization requirement prospectively. The Company has presented the elements of net periodic benefit costs in the accompanying consolidated statement of operations in accordance with ASU 2017-07.

ASU 2016-15 addressed eight cash flow classification issues that have created diversity in practice, providing definitive guidance on classification of certain cash receipts and payments. ASU 2016-15 requires cash flows related to the Company's beneficial interests in securitization transactions, which is the deferred purchase price recorded in connection with the Company's receivables securitization facility, from operating activities to investing activities for prior periods in its statements of cash flows.

ASU 2016-18 requires that amounts described as restricted cash or restricted cash equivalents must be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This update was applied retrospectively in Exhibit 99.1 to this Current Report.

The information included in Exhibit 99.1 to this Current Report is presented in connection with the reporting changes described above and to update the Company's named executive officers and does not otherwise amend or restate the Company's audited consolidated financial statements that were included in its Fiscal 2018 10-K. This Current Report does not reflect events occurring after the Company filed the Fiscal 2018 10-K and does not modify or update the disclosures therein in any way, other than to reflect the reporting changes described above. Therefore, Exhibit 99.1 to this Current Report should be read in conjunction with the Company's other filings made with the SEC, including, and subsequent to the date of, the Fiscal 2018 10-K.

The Company has revised the following portions of the Fiscal 2018 10-K to reflect the retrospective revisions that have been made as a result of the reporting changes described above:

•	Item 1. Business

•	Item 6. Selected Financial Data

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8. Financial Statements and Supplementary Data

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
23	Consent of Independent Registered Public Accounting Firm
99.1
Retrospective revisions to the following portions of DXC Technology Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as originally filed with the SEC on May 29, 2018: Item 1. Business; Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and, Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation
101.DEF	XBRL Taxonomy Extension Definition
101.LAB	XBRL Taxonomy Extension Labels
101.PRE	XBRL Taxonomy Extension Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	August 16, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer